UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2006

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
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(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

We issued a press release on April 10, 2006 disclosing information about the U.S. Department of Education’s draft report of the results of the program review relating to Interboro’s compliance with respect to approximately $26 million of Title IV grants made to Interboro students during July-June of years 2002/ 2003, 2003/ 2004 and 2004/2005.

The DOE has denied our request to reconsider its requirement that Interboro rescore all ATB tests that were the basis for admitting students during the three reviewed years who received Title IV funds at any time after being admitted to Interboro.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

99.1* --	Press release dated Aril 10, 2006 and captioned “EVCI Career Colleges Reports Receipt of Draft Report of DOE Program Review of Interboro Institute.”

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report, dated April 10, 2006, to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: April 12, 2006	By:	/s/ Joseph D. Alperin
Name: Joseph D. Alperin Title: General Counsel and Vice President for Corporate Affairs

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1* --	Press release dated Aril 10, 2006 and captioned “EVCI Career Colleges Reports Receipt of Draft Report of DOE Program Review of Interboro Institute.”

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* Filed herewith.